                                                                    Exhibit 3.88

                          CERTIFICATE OF INCORPORATION
                                       OF
                     SILVER KING BROADCASTING OF MIAMI, INC.

         FIRST. The name of the corporation is SILVER KING BROADCASTING OF MIAMI, INC.

         SECOND. Its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The registered agent in charge thereof is The Corporation Trust Company.

         THIRD. The purpose or purposes of the corporation are as follows:

                  (a) To engage in the business of transmitting, receiving, relaying and/or distributing radio and/or television broadcasts, pictures, sounds, signals, and messages of all kinds by means of waves, radiation, wire, cable, radio, light or other means of communications of any type, kind or nature;

                  (b) To purchase or otherwise acquire (for cash, notes, stock or bonds of this corporation or otherwise) assets used or useful in the aforesaid business, and to undertake or assume the whole or any part of any obligations and/or liabilities attendant thereto;

                  (c) In general, to carry on any other business in connection with the foregoing; and

                  (d) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and to have and exercise all the powers conferred by the laws of the State of

Delaware upon corporations formed under the General Corporation Law of the State of Delaware.

         FOURTH. The amount of the total authorized capital stock of this corporation shall be one thousand (1,000) shares of voting common stock, with a par value of one cent ($0.01) per share.

         FIFTH.  The name and mailing address of the incorporator is as follows:

                 Sheryl P. Lepisto
                 1255 Twenty-Third Street, N.W.
                 Suite 500
                 Washington, D.C.  20017

         SIXTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation shall have the following powers:

                  (a) To adopt, and to alter or amend the Bylaws, to fix the amount to be reserved as working capital, and to authorize and cause to be executed mortgages and liens (without limit as to the amount) upon the property of this corporation; and

                  (b) With the consent in writing or pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, to dispose of, in any manner, all or substantially all of the property of this corporation.

         SEVENTH. The shareholders and directors shall have the power to hold their meetings and keep the books, documents and papers of the corporation within or outside the state of Delaware and if such place or places as may be from time to time designated by the Bylaws or by resolution of the shareholders or directors, except as otherwise required by the laws of the State of Delaware.

         EIGHTH. The objects, purposes and powers specified in any clause or paragraph of this Certificate of Incorporation shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Certificate of Incorporation. The objects, purposes and powers in each of the clauses and paragraphs of this Certificate of Incorporation shall be regarded as independent objects, purposes and powers. The objects, purposes and powers specified in this Certificate of Incorporation are in furtherance and not in limitation of the objects, purposes and powers conferred by statute.

         NINTH. No director of the corporation shall have any personal liability to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director unless it shall ultimately be determined in a civil or criminal action, suit or proceeding that the director: (i) breached his duty of loyalty to the corporation or its stockholders, (ii) committed acts or omissions which were not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) committed a breach of Section 174 of the General Corporation law of the State of Delaware, or (iv) derived improper personal benefit in any corporate transaction. The corporation shall have the power to indemnify its officers, directors, employees and agents, and such other person as may be designated as set forth in the Bylaws, to the full extent permitted by the laws of the State of Delaware.

         TENTH. The corporation shall have perpetual existence.

         The undersigned, Sheryl, P. Lepisto, for the purpose of forming a corporation under the laws of the State of Delaware, does hereby make, file and record this Certificate
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of Incorporation and does hereby certify that the facts herein stated are true, and has accordingly hereunto set her hand and seal.

                                        /s/ Sheryl P. Lepisto
                                        _____________________________
                                        Sheryl P. Lepisto

Dated:   October 16, 1986

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                     SILVER KING BROADCASTING OF MIAMI, INC.

         Pursuant to Section 242 of the Delaware General Corporation law, SILVER KING BROADCASTING OF MIAMI, INC., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: That the following amendment to the Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation, setting forth a proposed amendment to the Certificate of Incorporation, declaring such amendment to be advisable and directing that such amendment be submitted to the stockholder of the Corporation for its approval. The amendment is that Article FIRST of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

         FIRST: The name of the corporation is Silver King Broadcasting of Hollywood, Florida, Inc.

         SECOND: That the Amendment of the Certificate of Incorporation effected by this Certificate was duly authorized by written consent of the stockholder of the Corporation, all in accordance with the provisions of Sections 242 and 228
(c) of the General Corporation Law of the State of Delaware.

         THIRD: That the capital of the Corporation will not be reduced under or by reason of said Amendment.
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         IN WITNESS WHEREOF, SILVER KING BROADCASTING OF MIAMI, INC. has caused this Certificate to be signed by its President and attested by its Secretary as of this 18th day of November, 1986.


                                       SILVER KING BROADCASTING OF MIAMI, INC.

                                       /s/ Lowell W. Paxson
                                       ________________________________________
                                       Lowell W. Paxson,
                                       President


                                       /s/ George H. Patterson, Sr.
                                       ________________________________________
                                       George H. Patterson, Sr.
                                       Secretary/Treasurer

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
              SILVER KING BROADCASTING OF HOLLYWOOD, FLORIDA, INC.

         SILVER KING BROADCASTING OF HOLLYWOOD, FLORIDA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                              DOES HEREBY CERTIFY:

         FIRST: That by Unanimous Written Consent, the Board of Directors of SILVER KING BROADCASTING OF HOLLYWOOD, FLORIDA, INC. (the "Corporation") duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation and directed that the amendment be submitted to a vote of the sole Shareholder. The resolution setting forth the proposed amendment is as follows:

                  "RESOLVED, that paragraph One of the Certificate of Incorporation shall be amended in its entirety and restated as follows:

                         `1.  The name of the corporation is HSN BROADCASTING OF
                  HOLLYWOOD, FLORIDA, INC.'"

         SECOND: That thereafter, pursuant to resolutions of the Board of Directors, the sole Shareholder of the Corporation by Written Consent waived any and all notice and adopted a resolution in favor of the amendment.

         THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of the Corporation shall not be reduced under or by reason of the amendment.
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         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James J. Flynn, its President, and Nando DiFilippo, Jr., its Secretary, this 31st day of May, 1989.

                                        SILVER KING BROADCASTING OF
                                           HOLLYWOOD, FLORIDA, INC.


                                        By: /s/ James J. Flynn
                                            ___________________________________
                                            James J. Flynn, President
Attest:


/s/ Nando DiFilippo, Jr.
_______________________________
Nando DiFilippo, Jr., Secretary

[SEAL]

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                 OF HSN BROADCASTING OF HOLLYWOOD, FLORIDA, INC.

         HSN BROADCASTING OF HOLLYWOOD, FLORIDA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                              DOES HEREBY CERTIFY:

         FIRST: That by Unanimous Written Consent, the Board of Directors of HSN Broadcasting of Hollywood, Florida, Inc., duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the corporation, and directed that the amendment be submitted to a vote of the sole shareholder. The resolution setting forth the proposed amendment is as follows:

         "RESOLVED, that paragraph one of the Certificate of Incorporation shall be amended in its entirety and restated as follows:

         `1. The name of the corporation is Silver King Broadcasting of Hollywood, Florida, Inc.'"

         SECOND: That thereafter, pursuant to resolutions of the Board of Directors, the sole shareholder of the Corporation by Written Consent waived any and all notice and adopted a resolution in favor of the amendment.

         THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of the Corporation shall not be reduced under or by reason of the amendment.
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         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Jeffrey McGrath, its President, and Michael Drayer, its Assistant Secretary, this 1st day of October, 1992.


                                          HSN BROADCASTING OF HOLLYWOOD, INC,

                                          By:  /s/ Jeffrey McGrath
                                               ________________________________
                                               Jeffrey McGrath, President

Attest:

/s/ Michael Drayer
_______________________________
Michael Drayer, Asst. Secretary

                              CERTIFICATE OF MERGER
                                       OF
              CHANNEL 69 OF HOLLYWOOD, INC, A DELAWARE CORPORATION
                                      INTO
              SILVER KING BROADCASTING OF HOLLYWOOD, FLORIDA, INC.,
                             A DELAWARE CORPORATION

   (UNDER SECTION 251 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

         SILVER KING BROADCASTING OF HOLLYWOOD, FLORIDA, INC., a Delaware corporation, hereby certifies that:

         (1) The name and state of incorporation of each of the constituent corporations are:

         (a) CHANNEL 69 OF HOLLYWOOD, INC., a Delaware corporation; and

         (b) SILVER KING BROADCASTING OF HOLLYWOOD, FLORIDA, INC., a Delaware corporation.

         (2) An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by CHANNEL 69 OF HOLLYWOOD, INC. and by SILVER KING BROADCASTING OF HOLLYWOOD, FLORIDA, INC., in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

         (3) The name of the surviving corporation is SILVER KING BROADCASTING OF HOLLYWOOD, FLORIDA, INC.

         (4) The Certificate of Incorporation of SILVER KING BROADCASTING OF HOLLYWOOD, FLORIDA, INC. shall be the Certificate of Incorporation of the surviving corporation.
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         (5) The Surviving corporation is a corporation of the State of
Delaware.

         (6) The executed Agreement of Merger is on file at the Legal Department of Home Shopping Network, Inc., at 12000 25th Court north, St. Petersburg, Florida 33716.

         (7) A copy of the Agreement of Merger will be furnished by SILVER KING BROADCASTING OF HOLLYWOOD, FLORIDA, INC., on request and without cost to any shareholder of CHANNEL 69 OF HOLLYWOOD, INC. or SILVER KING BROADCASTING OF HOLLYWOOD, FLORIDA, INC.

         (8) The authorized capital stock of SILVER KING BROADCASTING OF HOLLYWOOD, FLORIDA, INC. is One Thousand (1000) shares of Common Stock, $.01 par value.

         (9) The Merger shall be effective March 1, 1989.

         IN WITNESS WHEREOF, SILVER KING BROADCASTING OF HOLLYWOOD, FLORIDA, INC. has caused this Certificate to be signed by its President and attested by its Secretary on the 20 day of February, 1989.


                                           SILVER KING BROADCASTING OF
                                              HOLLYWOOD, FLORIDA, INC.

                                           By:  /s/ James J. Flynn
                                                _______________________________
                                                James J. Flynn; President
ATTEST:

/s/ Nando DiFilippo, Jr.
_______________________________
Nando DiFilippo, Jr., Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
              SILVER KING BROADCASTING OF HOLLYWOOD, FLORIDA, INC.
                                    * * * * *

         Silver King Broadcasting of Hollywood, Florida, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

                              DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Company, and directed that the amendment be submitted to a vote of the sole shareholder. The resolution setting forth the proposed amendment is as follows:

                  "RESOLVED, that paragraph one of the Certificate of Incorporation be amended in its entirety and restated as follows:

                  FIRST: The name of the corporation is USA Station Group of Hollywood Florida, Inc."

SECOND: That in lieu of a meeting and vote of stockholders, the sole shareholder of the Company by unanimous written consent adopted a resolution in favor of the amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
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THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing with the office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, said Silver King Broadcasting of Hollywood, Florida, Inc., has caused this certificate to be signed by H. Steven Holtzman, its Assistant Secretary, this 20th day of February, 1998.

                                         Silver King Broadcasting of Hollywood,
                                             Florida, Inc.


                                         By   /s/ H. Steven Holtzman
                                              _________________________________
                                              H. Steven Holtzman
                                              Assistant Secretary